Exhibit 99.1
ENERSYS WELCOMES RUDOLPH WYNTER TO ITS BOARD OF DIRECTORS
READING, Pa., August 1, 2022 -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that its Board of Directors has appointed Rudolph (Rudy) Wynter, as a Class I director, effective immediately.
Mr. Wynter currently serves as the President of National Grid’s New York business, leading National Grid’s regulated energy delivery portfolio that provides electricity and natural gas service to customers across the State of New York. In his more than 30-year tenure at National Grid and its legacy companies, he has served in many senior and operational roles, from Chief Operating Officer of its Wholesale Networks & Capital Delivery business, to Strategic Planning, Engineering and Operations. His wide-ranging experience also includes a focus on grid resilience and clean energy technologies, including renewable energy sources as part of the solution to meet greenhouse gas emissions targets in territories National Grid services.
In addition, Mr. Wynter serves on the boards of GridWise Alliance, the Partnership for New York City and the American Gas Association. He is a member of the American Society of Mechanical Engineers, the American Gas Association, and the Edison Electric Institute.
A native of Brooklyn, New York, he earned a bachelor’s degree in Mechanical Engineering from Pratt Institute, and an MBA from Fordham University.
David M. Shaffer, President and Chief Executive Officer of EnerSys, stated, “I am pleased to welcome Mr. Wynter to our Board of Directors. The breadth and depth of Rudy’s experience in the utility industry, particularly with clean energy and electric grid resilience will provide immeasurable value to EnerSys’ leadership team.”
Arthur T. Katsaros, Independent Non-Executive Chair of the Board of EnerSys, added, “We welcome Rudy to our Board and are eager to add his perspectives along with benefiting from his industry experience, knowledge, and insights. Rudy’s appointment enhances the strength of the Board and furthers our refreshment and succession planning initiatives at the Board level.”

About EnerSys:

EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability
Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.
Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2022. No undue reliance should be placed on any forward-looking statements.
CONTACT
Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com
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